Exhibit 99

NEWS RELEASE

Thomas E. Rathjen Vice President, Investor Relations 561-989-5800 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year

2006 Financial Results

BOCA RATON, Fla., March 12, 2007 - Nabi Biopharmaceuticals (Nasdaq: NABI) today announced financial results for the fourth quarter and the full-year ended December 30, 2006.

For the full-year ended 2006, the company recorded a net loss of $58.7 million or $0.96 per share, compared to a net loss of $128.4 million or $2.15 per share in 2005. The 2005 net loss included a $27.4 million write-down or $0.46 per share related to our Gram-positive development program.

Revenues for the full-year 2006 were $89.9 million, compared with $94.1 million in 2005. Revenues in 2005 included $6.2 million of sales of WinRho SDF® [Rho (D) Immune Globulin Intravenous (Human)] which the company stopped selling during 2005. Revenues for both years excluded sales of PhosLo® (calcium acetate) which are included in discontinued operations. Revenues for the fourth quarter of 2006 were $30.3 million, 54% higher than the $19.6 million in the third quarter of 2006, reflecting strong sales of Nabi-HB® [Hepatitis B Immune Globulin (Human)], which totaled $11.5 million, a $4.5 million arbitration award related to Inhibitex, Inc., as well as continued strength in the sales of antibody products.

During 2006, cash used by operations was $43.9 million, compared with $89.7 million used in 2005. The company’s cash equivalents and marketable securities at year-end 2006 were $118.7 million.

Leslie Hudson, Ph.D., interim president and chief executive officer, Nabi Biopharmaceuticals, stated, “We achieved a number of important milestones in 2006, including a marked improvement in the cash position of the company through the sale of PhosLo and a reduction in the company’s cost structure. We advanced our pipeline of promising product candidates and acquired the rights to ATG-Fresenius S a valuable addition to our transplant franchise. As a result, we enter 2007 with an improved operational and financial position.”

2007 Strategic Plan

Nabi Biopharmaceuticals also announced today that the company intends to re-organize its current operations into two strategic business units: Nabi Biologics and Nabi Pharmaceuticals. This will provide business clarity to the investment community, improve operating and financial performance and facilitate successful completion of Nabi’s strategic alternatives process, including but not limited to our work with Banc of America Securities. Under this new structure the company will further reduce its cost structure and cash burn in 2007.

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

Nabi Biologics will have responsibility for the company’s protein and immunological products and development pipeline, including Nabi-HB. The unit will manage the operations of the company’s plasma collection centers and protein fractionation and vaccine production plant.

The financial goal for the unit is to realize full value at each level of operation from plasma sales through to product revenue.

Our plans to further drive revenues, profits and cash flow include:

-	Actively manage the life cycle of our product Nabi-HB, which provides antibody-based passive protection following exposure to hepatitis B virus. We will continue working with the FDA to secure approval for Nabi-HB Intravenous for the prevention of hepatitis B (HBV) re-infection after liver transplant.

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Secure regulatory approval for Civacir® [Hepatitis C Immune Globulin (Human)], a polyclonal antibody product candidate for the prevention of the recurrence of hepatitis C virus (HCV)-related liver disease in HCV-positive liver transplant recipients.

-	Secure regulatory approval for ATG-Fresenius S in the U.S., an immunosuppressive polyclonal antibody which is already marketed in Europe for the prevention and treatment of acute rejection following organ transplantation.

Nabi Pharmaceuticals will have responsibility for our NicVAX® (Nicotine Conjugate Vaccine) and StaphVAX® (Staphylococcus aureus Polysaccharide Conjugate Vaccine) programs, as well as the product Aloprim™ (allopurnol sodium) for Injection and our continuing milestone-related clinical development obligations following the sale of PhosLo.

The unit’s key business objectives are to:

-	Complete the on-going Phase IIB “proof-of-concept” trial for NicVAX vaccine and secure a partner to further develop and market the product.

-	Complete the on-going preclinical program for our new pentavalent StaphVAX vaccine and attract a strategic partner for its development and commercialization.

-	Fulfill our milestone-related clinical obligations to our partner Fresenius following the sale of PhosLo.

-	Sell our product Aloprim, which no longer has strategic importance for the business.

Leslie Hudson, Ph.D., interim president and chief executive officer, Nabi Biopharmaceuticals, stated, “The Board of Directors and new management team have put our new strategy into place to more rapidly and effectively unlock the true value of the company’s assets and to give both businesses a competitive advantage. We believe that this strategy will enhance the on-going strategic alternatives process, clarify our business and operating strengths and enable a range of outcomes including significant redirection of our business and the possible sale of part or all of the company.

As CEO, my role, with the senior management team, is to continue to lead Nabi Biopharmaceuticals overall and to successfully execute this plan. In this context, the 2007 goals for the corporation are to:

•	successfully complete the strategic alternatives process

•	obtain approval for Nabi-HB Intravenous in the U.S.

•	announce Phase IIB trial results for NicVAX

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

•	secure a development partnership for NicVAX and the Gram-positive programs

•	complete enrollment in the proof-of-concept clinical trial for Civacir

•	resubmit the file for regulatory approval of HEBIG™ in Europe,

•	advance the Phase III trial of ATG-Fresenius S in lung transplant patients, and

•	initiate the clinical trial of our intravenous immunoglobulin, IVIG.”

2006 Milestones achieved

PhosLo® (calcium acetate)

-	Completed sale of PhosLo and related assets to Fresenius Biotech for up to $150 million in up-front cash, milestone payments and royalties on new product formulation

-	Completed and achieved positive results on the PhosLo CARE-2 and EPICK studies

NicVAX® (Nicotine Conjugate Vaccine)

-	Initiated Phase IIB proof-of-concept study to assess safety, efficacy and optimal dose regimen; enrollment completed three months ahead of schedule

Civacir® [Hepatitis C Immune Globulin (Human)]

-	Entered into agreement with Kedrion S.p.A to co-develop and commercialize product candidate

-	Proof-of-concept Phase II study initiated in December 2006

Nabi-HB™ Intravenous [Hepatitis B Immune Globulin (Human) Intravenous]

-	Received a positive 9-2 ruling from the Blood Products Advisory Committee of the U.S. Food and Drug Administration on the Biologic License application (BLA) for Nabi-HB Intravenous

Strategic Partnerships and Commercial Alliances

-	Entered into agreement with Fresenius Biotech GmbH to develop and market ATG-Fresenius S in North America

-	Obtained exclusive rights to use novel hyperimmune immunoglobulin extraction technology from ProMetic Life Sciences

-	Signed agreement with Sanofi Pasteur to fractionate human plasma used for production of Imogam Rabies-HT

Gram-positive Program

-	Announced positive Phase I clinical trial results from S. epidermidis PS-1 and S. aureus Type 336 vaccine trials

2006 Review of Operations

Nabi-HB Revenues

Sales of Nabi-HB were $32.7 million during 2006, compared to $39.2 million in 2005, reflecting a significant decrease in product inventory at a large wholesaler customer during 2006. We believe this

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

customer completed its inventory reduction during the third quarter; and during the fourth quarter purchased our product at our estimate of its own customers’ demand. Sales of Nabi-HB were $11.5 million for the fourth quarter of 2006, 69% higher than the $6.8 million in the third quarter of 2006.

Other Biopharmaceutical Revenues

Other biopharmaceutical revenues were $7.4 million for 2006 compared to $9.0 million during 2005. Other biopharmaceutical revenues for 2005 included $6.2 million of sales of a product we stopped selling in 2005. Other biopharmaceutical revenues for 2006 included a $4.5 million arbitration award related to Inhibitex, Inc. PhosLo revenues for both years are included in discontinued operations.

Antibody Revenues

Total antibody sales were $49.8 million during 2006, compared to $45.9 million in 2005, primarily reflecting increased sales of specialty antibodies.

Operating Expenses

Selling, general and administrative expenses of $43.1 million in 2006 decreased by almost 17% from the $51.7 million reported in 2005. Research and development expenses of $37.6 million in 2006 declined by more than 38% from the $60.9 million reported in 2005. During 2005, we incurred significant expenses related to our Gram-positive program which were greatly reduced during 2006.

Conference Call and Webcast Information

The live webcast will take place at 4:30 p.m. (ET) and can be accessed at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=1473397 or via the Nabi Biopharmaceuticals website at http://www.nabi.com. If you do not have Internet access, the U.S./Canada call-in number is 866-713-8310 conference code 57672232, and the international call-in number is 617-597-5308 conference code 57672232. An audio replay will be available for U.S./Canada callers at 888-286-8010 conference code 51818152, and for international callers at 617-801-6888 conference code 51818152.

An archived version of the webcast will be available at the same Internet address through March 19, 2007. The audio replay will also be available through March 19, 2007. The press release will be available on the company’s website at http://www.nabi.com.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop and market products that fight serious medical conditions. The company has two products on the market today: Nabi-HB® [Hepatitis B Immune Globulin (Human)], and Aloprim™ (allopurinol sodium) for Injection. Nabi Biopharmaceuticals is focused on developing products that address unmet medical needs and offer commercial opportunities in our core business areas: Hepatitis and transplant, Gram-positive bacterial infections and nicotine addiction. For a complete list of pipeline products, please go to: http://www.nabi.com/pipeline/index.php. The company is headquartered in Boca Raton, Florida. For additional information about Nabi Biopharmaceuticals, please visit our website: http://www.nabi.com.

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

Forward-Looking Statements

Statements in this press release about the company that are not strictly historical are forward-looking statements and include statements related to our plans to explore strategic alternatives and prospects. You can identify these forward-looking statements because they involve our expectations, beliefs, intentions, plans, projections, goals, objectives, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to the company’s ability to successfully partner with other companies for the development and marketing of product candidates, including NicVAX and Gram-positive products; maintain the human and financial resources to commercialize current products and bring to market products in development; obtain successful clinical trial results for our pipeline products, including NicVAX, Civacir and ATG-Fresenius S; obtain regulatory approval for its products in the U.S. and Europe, including Nabi-HB Intravenous; successfully develop, manufacture and market its products; generate sufficient cash flow from product sales, and milestone and royalty payments from partners; maintain sufficient intellectual property protection or positions; raise additional capital on acceptable terms; re-pay its outstanding convertible senior notes when due; and identify; and complete transactions that represent strategic alternatives and opportunities. Many of these factors are more fully discussed, as are other factors, in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the Quarter ended September 30, 2006 filed with the Securities and Exchange Commission and the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 that the company plans to file with the Securities and Exchange Commission.

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Sales	$30,343	$26,493	$89,868	$94,149
Costs and expenses:
Costs of products sold, excluding amortization of intangible assets	18,096	22,099	61,177	63,642
Royalty expense	510	484	1,535	3,623

Gross margin, excluding amortization of intangible assets	11,737	3,910	27,156	26,884
Selling, general and administrative expense	10,108	11,824	43,076	51,693
Research and development expense	9,672	12,958	37,572	60,906
Amortization of intangible assets	98	76	273	676
Other operating expense, principally freight	68	131	495	348
Impairment of vaccine manufacturing facility	—	19,842	—	19,842
Write-off of manufacturing right	—	2,684	—	2,684

Operating loss	(8,209)	(43,605)	(54,260)	(109,265)
Interest income	1,232	1,351	4,148	4,094
Interest expense	(928)	(1,043)	(3,724)	(2,523)
Other expense, net	(367)	(373)	(38)	(483)

Loss from continuing operations before benefit (provision) for income taxes	(8,272)	(43,670)	(53,874)	(108,177)
Benefit (provision) for income taxes	—	(10,980)	162	2,610

Loss from continuing operations	(8,272)	(54,650)	(53,712)	(105,567)
Discontinued operations
Income (loss) from discontinued operations	4,283	(11,823)	(4,991)	(21,180)
Benefit (provision) for income taxes	—	(9,106)	—	(1,702)

Net income (loss) from discontinued operations	4,283	(20,929)	(4,991)	(22,882)

Net loss	$(3,989)	$(75,579)	$(58,703)	$(128,449)

Basic and diluted loss per share
Continuing operations	$(0.13)	$(0.91)	$(0.88)	$(1.76)
Discontinued operations	0.06	(0.34)	(0.08)	(0.39)

Basic and diluted loss per share	$(0.07)	$(1.25)	$(0.96)	$(2.15)

Basic and diluted weighted average shares outstanding	61,323	60,231	60,953	59,862

SUPPLEMENTAL INFORMATION:
Sales by Operating Segment
Biopharmaceutical Products	$16,644	$11,090	$40,093	$48,231
Antibody Products:
Specialty antibodies	7,019	8,815	26,945	22,936
Non-specific antibodies	6,680	6,588	22,830	22,982

Total antibodies	13,699	15,403	49,775	45,918

Total	$30,343	$26,493	$89,868	$94,149

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Nabi Biopharmaceuticals Announces Fourth Quarter and Full-Year 2006 Financial Results

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	December 30, 2006	December 31, 2005
Cash and cash equivalents	$86,227	$101,762
Marketable securities	32,500	5,172
Restricted cash	805	816
Trade accounts receivable, net	20,377	19,688
Inventories, net	19,260	20,500
Prepaid expenses and other assets	2,654	3,449
Assets of discontinued operations	13,244	81,215
Property, plant and equipment, net	88,329	93,865
Intangible assets, net	1,683	1,955
Other assets, net	701	914

Total assets	$265,780	$329,336

Trade accounts payable and accrued expenses	$24,384	$30,075
Current liabilities of discontinued operations	20,457	16,966
2.875% Senior Convertible Notes	109,313	109,145
Non-current liabilities of discontinued operations	—	10,707
Other liabilities	238	616
Stockholders’ equity	111,388	161,827

Total liabilities and stockholders’ equity	$265,780	$329,336

Capital expenditures were $2.6 million and $8.5 million for the years ended December 30, 2006 and December 31, 2005, respectively.

Depreciation and amortization expenses from continuing operations were $7.9 million and $10.7 million for years ended December 30, 2006 and December 31, 2005, respectively.

The 2005 condensed balance sheet has been derived from the audited balance sheet for the year ended December 31, 2005. Certain items in the 2005 consolidated financial statements have been reclassified to conform to the current year’s presentation.